AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 27, 2010
Registration No. 333-141439

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LACLEDE GAS COMPANY
(Exact name of registrant as specified in its charter)

Missouri	43-0368139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MARK C. DARRELL OR MARY C. KULLMAN

720 Olive Street
St. Louis, MO 63101
314-342-0500
(Names, address, including zip code, and telephone number, including area code, of agents for service and address, including zip code, and telephone number of registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐       Accelerated filer  ☐ Non-accelerated filer  ☒        Smaller reporting company  ☐

Deregistration of Securities

In accordance with an undertaking made by the Registrant in Item 17(a)(3) of Part II of its Registration Statement on Form S-3 (File No. 333-141439), the Registrant files this Post-Effective Amendment No. 1 to such Registration Statement to deregister $270 million in securities that were registered but not sold thereunder at the termination of the offering under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to its registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of St. Louis, State of Missouri on May 27, 2010.

LACLEDE GAS COMPANY
By: /s/ Douglas H. Yaeger
Douglas H. Yaeger Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Douglas H. Yaeger	Chairman of the Board, President and Chief Executive Officer	May 27, 2010
Douglas H. Yaeger	(Principal Executive Officer)

/s/ Mark D. Waltermire	Senior Vice President and Chief Financial Officer	May 27, 2010
Mark D. Waltermire /s/ Kenneth J. Neises	(Principal Financial & Accounting Officer) Director	May 27, 2010
Kenneth J. Neises /s/ Michael R. Spotanski	Director	May 27, 2010
Michael R. Spotanski